Ex. 99.28(h)(6)(vii)

Amendment to

Amended and Restated Transfer Agency Agreement

Between JNL Investors Series Trust and

Jackson National Asset Management, LLC

This Amendment is by and between JNL Investors Series Trust, a Massachusetts business trust (the “Trust”), and Jackson National Asset Management, LLC, a Michigan limited liability company (“JNAM”).

Witnesseth

Whereas, the Trust and JNAM (the “Parties”) entered into an Amended and Restated Transfer Agency Agreement dated February 28, 2012, as amended (the “Agreement”).

Whereas, under the terms of the Agreement, JNAM renders certain transfer agency and other services to units of beneficial interest in separate funds of the Trust (the “Funds”), as listed on Exhibit A of the Agreement, and the owners of record thereof.

Whereas, the Board of Trustees of the Trust (the “Board”) approved the dissolution of the JNL/PPM America Low Duration Bond Fund, effective December 3, 2020.

Whereas, pursuant to Board approval of the dissolution of the JNL/PPM America Low Duration Bond Fund, the Parties have agreed to amend the Agreement, effective December 3, 2020, to remove the JNL/PPM America Low Duration Bond Fund from Schedule A.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1)	Exhibit A to the Agreement is hereby deleted and replaced in its entirety with Exhibit A dated December 3, 2020, attached hereto.

2)	Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment, upon the terms and conditions hereof, and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

3)	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Parties have caused this Amendment to be executed, effective December 3, 2020.

Attest:		JNL Investors Series Trust
	/s/ Norma M. Mendez		/s/ Kristen K. Leeman
By:		By:
	Norma M. Mendez	Name:	Kristen K. Leeman
		Title:	Assistant Secretary

Attest:		Jackson National Asset Management, LLC
	/s/ Norma M. Mendez		/s/ Mark D. Nerud
By:		By:
	Norma M. Mendez	Name:	Mark D. Nerud
		Title:	President and CEO

Exhibit A

Dated December 3, 2020

Fund	Class
JNL Government Money Market Fund	Institutional Class
JNL Securities Lending Collateral Fund	Institutional Class

A-1